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                                                                    EXHIBIT 32.1

                      Statement of Chief Executive Officer
         Pursuant to Section 1350 of Title 18 of the United States Code


     Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Richard E. Staedtler, the Chief Executive Officer of Castle Energy Corporation (the "Company"), hereby certifies that:

I. The Company's Form 10-Q Quarterly Report for the three months ended December 31, 2005 (the "Report") fully complies with the requirements of
     Section 13(a) of the Securities Exchange Act of 1934; and

II. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: February 10, 2006                           /S/RICHARD E. STAEDTLER
       ---------------------                       ---------------------------
                                                   Richard E. Staedtler
                                                   Chief Executive Officer

     A signed original of this written statement required by Section 906 has been provided to Castle Energy Corporation and will be retained by Castle Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.